                       DOBSON COMMUNICATIONS CORPORATION

                              CORPORATE STRUCTURE



Dobson Communications Corporation
         INCORPORATED: 2-3-97 Oklahoma

Subsidiaries:

DCC PCS, Inc.
         INCORPORATED: 6-7-95 Oklahoma
         SHAREHOLDER: Dobson Communications Corporation

Dobson Cellular Systems, Inc.
         INCORPORATED: 5-22-90 Oklahoma
         SHAREHOLDER: Dobson Operating Co., L.L.C.

Dobson JV Company
         INCORPORATED: 7-2-99 Oklahoma
         SHAREHOLDER:  Dobson Cellular Systems, Inc.

Dobson Operating Co., L.L.C.
         FORMED: 1-5-00 Oklahoma
         MEMBER: Dobson Communications Corporation

Dobson/Sygnet Communications Company
         INCORPORATED: 7-23-98 Oklahoma
         SHAREHOLDER: Dobson Cellular Systems, Inc.

Dobson Tower Company
         INCORPORATED: 11-30-98 Oklahoma
         SHAREHOLDER: Dobson Communications Corporation

Santa Cruz Cellular Telephone, Inc.
         INCORPORATED: 10-23-87 California
         SHAREHOLDER: Dobson Cellular Systems, Inc. - 86.2312%



-------------------
         (1) In Massachusetts, Rhode Island, Ohio, Logix Communications Corporation is qualified as Dobson Wireless, Inc., with the pre-merger Logix Communications Corporation also being qualified.

         (2) RSA 339, Inc., has been merged into Dobson Cellular of California, Inc. The merger documents have been filed and approved by the Oklahoma Secretary of State, but approval by the applicable California authorities is pending.

Sygnet Communications, Inc.
         INCORPORATED: Ohio
         SHAREHOLDER: Sygnet Wireless, Inc.

Sygnet Wireless, Inc.
         INCORPORATED: Ohio
         SHAREHOLDER: Dobson/Sygnet Communications Company

Western Financial Services, Corp.
         INCORPORATED: 1-14-94 Oklahoma
         SHAREHOLDER: Dobson Communications Corporation


LIMITED PARTNERSHIP INTERESTS

Oklahoma RSA 5 Limited Partnership
         FORMATION: 8-9-89 Oklahoma
         OWNERSHIP INTEREST: Oklahoma Independent RSA 5 Partnership - 65% (Managing General Partner)

Oklahoma RSA 7 Limited Partnership
         FORMATION: 8-9-89 Oklahoma
         OWNERSHIP INTEREST: Oklahoma Independent RSA 7 Partnership - 65% (Managing General Partner)

Texas RSA No. 2 Limited Partnership
         FORMATION: 2-19-91 Oklahoma
         OWNERSHIP INTEREST: Dobson Cellular Systems, Inc. - 61%
         (Managing General Partner)

Oklahoma RSA 3 Limited Partnership
         FORMATION: Oklahoma
         OWNERSHIP INTEREST: Dobson Cellular Systems, Inc. - 5%
         (Limited Partner)

GENERAL PARTNERSHIP INTERESTS

Gila River Cellular General Partnership
         FORMATION: 9-30-97 Arizona
         OWNERSHIP INTEREST: Dobson Cellular of Arizona, Inc. - 75%

Oklahoma Independent RSA 5 Partnership
         FORMATION: 3-21-94 Oklahoma
         OWNERSHIP INTEREST: Dobson Cellular Systems, Inc. - 99%

Oklahoma Independent RSA 7  Partnership
         FORMATION: 3-21-94 Oklahoma
         OWNERSHIP INTEREST: Dobson Cellular Systems, Inc. - 99%